Exhibit 10.3
EXECUTION VERSION

RECEIVABLES SALE AGREEMENT
Dated as of April 5, 2011
by and between
COMMERCIAL METALS COMPANY
CMC COMETALS PROCESSING, INC.
HOWELL METAL COMPANY
STRUCTURAL METALS, INC.
CMC STEEL FABRICATORS, INC.
SMI STEEL INC.
SMI — OWEN STEEL COMPANY, INC.
AHT, INC.,
as the Originators,
and
CMC RECEIVABLES, INC.,
as the Buyer
Receivables Sale Agreement
CHI60, 775,768v12

Receivables Sale Agreement
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Exhibits

Exhibit I	Definitions

Exhibit II	Jurisdiction of Incorporation; Organizational Identification Number; Principal Places of Business; Chief Executive Office; Locations of Records; Federal Employer Identification Number; Other Names

Exhibit III	Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV	Form of Compliance Certificate

Exhibit V	Form of Subordinated Note

Exhibit VI	Form of Purchase Report

Schedules

Schedule A	Documents to be Delivered to Buyer on or Prior to the Closing Date

Schedule B	Provisions to be included in any pledge
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RECEIVABLES SALE AGREEMENT
     THIS RECEIVABLES SALE AGREEMENT, dated as of April 5, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among COMMERCIAL METALS COMPANY, a Delaware corporation (“CMC”), CMC COMETALS PROCESSING, INC., a Texas corporation (“Cometals Processing”), HOWELL METAL COMPANY, a Virginia corporation (“Howell”), STRUCTURAL METALS, INC., a Texas corporation (“SMI”), CMC STEEL FABRICATORS, INC., a Texas corporation (“CMC Steel”), SMI STEEL INC., an Alabama corporation (“SMI Steel”), SMI-OWEN STEEL COMPANY, INC., a South Carolina corporation (“SMI Owen”) and AHT, INC., a Pennsylvania corporation (“AHT”, together with CMC, Cometals Processing, Howell, SMI, CMC Steel, SMI Steel and SMI Owen, the “Originators” and each of the Originators other than CMC, a “Subsidiary Originator”), and CMC RECEIVABLES, INC., a Delaware corporation (the “Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I attached hereto (or, if not defined in Exhibit I attached hereto, the meanings assigned to such terms in Exhibit I to the Purchase Agreement).
PRELIMINARY STATEMENTS
     The Originators now own, and from time to time hereafter will own, certain Receivables. Upon the terms and conditions hereinafter set forth, (a) CMC wishes to contribute to the Buyer’s capital all of CMC’s right, title and interest in and to all of CMC’s existing and future Receivables, together with the Related Security and Collections with respect thereto and all proceeds of the foregoing, and the Buyer wishes to accept such capital contributions, and (b) each Subsidiary Originator wishes to sell and assign to the Buyer, and the Buyer wishes to purchase from such Subsidiary Originator, all of each such Subsidiary Originator’s right, title and interest in and to all existing and future Receivables, together with the Related Security and Collections with respect thereto and all proceeds of the foregoing.
     Each Originator and the Buyer intend the transactions contemplated hereby to be true sales (and, solely in the case of CMC, true contributions) of the Receivables Assets from the Originators to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables Assets, and none of the Originators and the Buyer intend these transactions to be, or for any purpose to be characterized as, loans from the Buyer to any Originator secured by the Receivables Assets.
     Immediately following its acquisition of the Receivables Assets from the Originators, the Buyer will sell the Receivables to certain purchasers pursuant to that certain Receivables Purchase Agreement dated as of April 5, 2011 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among the Buyer, the Servicer,
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the Purchasers from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent for the Purchasers (together with its successors and permitted assigns in such capacity, the “Administrative Agent”).
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article I
Amounts and Terms
Section 1.1. Purchase and Contribution of Receivables.
     (a) Effective on the Closing Date: (i) CMC hereby contributes, assigns, transfers, sets-over and otherwise conveys to the Buyer’s capital, without recourse to CMC (except to the extent expressly provided herein), and the Buyer hereby accepts, all of CMC’s right, title and interest in and to all of CMC’s Receivables existing as of the close of business on the Initial Cutoff Date and thereafter arising through and including the Termination Date (collectively, the “Contributed Receivables”), together with all Related Security and Collections associated therewith (collectively, the “Contributed Receivables Assets”); and (ii) in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each of the Subsidiary Originators hereby sells, assigns, transfers, sets-over and otherwise conveys to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer hereby purchases from each Subsidiary Originator, all of such Subsidiary Originators’ right, title and interest in and to all Receivables existing as of the close of business on the Initial Cutoff Date and all Receivables thereafter arising through and including the Termination Date (collectively, the “Purchased Receivables”), together, in each case, with all Related Security relating thereto and all Collections thereof (collectively, the “Purchased Receivables Assets”, together with the Contributed Receivables Assets, the “Receivables Assets”). In accordance with the preceding sentence, on the Closing Date the Buyer shall acquire all of the Originators’ right, title and interest in and to the Contributed Receivables Assets and the Purchased Receivables Assets. The Buyer shall be obligated to pay the Purchase Price for each Receivable purchased from a Subsidiary Originator hereunder in accordance with Section 1.2.
     (b) On the Monthly Reporting Date the Originators shall (or shall require the Servicer to) deliver to the Buyer a report in substantially the form of Exhibit VI hereto (each such report, a “Purchase Report”) with respect to the Receivables sold and/or contributed by the Originators to the Buyer during such Calculation Period.
     (c) It is the intention of the parties hereto that each transfer of Receivables hereunder shall constitute a true sale and/or contribution, which sale and/or contribution, as the case may be, is absolute and irrevocable and provides the Buyer with the full benefits of ownership of the Receivables and the associated Related Security and Collections. Except for the Purchase Price Credits owed pursuant to Section 1.3, each transfer of Receivables Assets hereunder is made without recourse to any of the Originators; provided, however, that (i) each Originator shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by it
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pursuant to the terms of the Transaction Documents to which it is a party, and (ii) such transfer does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Originators or any other Person arising in connection with the Receivables Assets or any other obligations of the Originators. In view of the intention of the parties hereto that each purchase and contribution shall constitute a true sale and/or true contribution of Receivables and the associated Related Security and Collections, rather than a loan secured thereby, each Originator agrees that it will, on or prior to the Closing Date and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to the Buyer and to the Administrative Agent (as the Buyer’s assignee), evidencing that the Buyer has acquired such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been absolutely sold or contributed to the Buyer. Upon the request of the Buyer or the Administrative Agent (as the Buyer’s assignee), each Originator will execute (if required) and file or authorize the filing of such financing statements, continuation statements, and amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer’s ownership interest in the Receivables Assets, or as the Buyer or the Administrative Agent (as the Buyer’s assignee) may reasonably request.
Section 1.2. Payment for the Purchase.
     (a) On the Closing Date, immediately after the Buyer’s acceptance of the contribution of the Contributed Receivables Assets from CMC, the Purchase Price for all other Receivables Assets in existence as of the close of business on the Initial Cutoff Date shall be payable in full by the Buyer to the applicable Subsidiary Originator by delivery of a Subordinated Note by Buyer to the applicable Subsidiary Originator in an aggregate principal amount not to exceed the lesser of (i) the Purchase Price therefor and (ii) the maximum loan (each such loan, a “Subordinated Loan”) that could be borrowed by the Buyer from the applicable Subsidiary Originator without rendering the Buyer’s Net Worth less than the Required Capital Amount.
     (b) The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall become owing in full by the Buyer to the applicable Subsidiary Originator or its designee on the date each such Receivable comes into existence and shall be paid to the applicable Subsidiary Originator on the next succeeding Monthly Settlement Date in the following manner:
     (i) by delivery of immediately available funds, to the extent of Available Cash; and/or
     (ii) by an increase in the amount then outstanding under the applicable Subordinated Note, but subject to the limitations set forth in Section 1.2(a).
     (c) Subject to the limitations set forth in Section 1.2(a), each Subsidiary Originator irrevocably agrees to advance each Subordinated Loan requested by the Buyer prior to the Termination Date. Each Subordinated Loan shall be evidenced by, and shall be payable in accordance with the terms and provisions of a Subordinated Note and shall be payable solely from Available Cash. Each Subsidiary Originator is hereby authorized by the Buyer to endorse
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on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder.
Section 1.3. Purchase Price Credit Adjustments.
     If on any day:
     (a) the Outstanding Balance of a Receivable originated by any Originator is:
     (i) reduced as a result of any defective or rejected or returned goods or services, any cash discount or any adjustment or otherwise by such Originator or any Affiliate thereof, or
     (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or
     (iii) reduced on account of the obligation of such Originator or any Affiliate thereof to pay the related Obligor any rebate or refund, or
     (iv) less than the amount included in the calculations in any Purchase Report, or
     (b) any of the representations and warranties set forth in Section 2.1(h), Section 2.1(i), Section 2.1(j), Section 2.1(q), Section 2.1(r), Section 2.1(s) or Section 2.1(t) is not true when made or deemed made with respect to any Receivable, then, in such event, the Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to (A) in the case of clauses (a)(i)-(iv) above, the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating the Net Pool Balance, as applicable; and (B) in the case of clause (b) above, in the amount of the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Purchase Price Credit exceeds the Original Balance of the Receivables originated by the applicable Subsidiary Originator in any Calculation Period, then the applicable Subsidiary Originator shall pay the remaining amount of such Purchase Price Credit in cash on the next succeeding Monthly Settlement Date, provided that if the Facility Termination Date has not occurred, any such Subsidiary Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note; provided, further, that no Purchase Price Credit shall include any amount to the extent the same represents losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Purchase Price Credits owing from CMC shall be reflected solely as reductions of CMC’s equity in Buyer.
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Section 1.4. Payments and Computations, Etc.
     All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by each Originator or as otherwise directed by the applicable Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days (or, in the case of any calculation thereof based upon the Prime Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.
Section 1.5. Transfer of Records.
     (a) In connection with any sale or contribution of Receivables hereunder, each Originator hereby contributes, sells, transfers, assigns and otherwise conveys to the Buyer all of its right and title to and interest in the Records relating to all Receivables sold or contributed hereunder, without the need for any further documentation in connection with such sale or contribution. In connection with such transfer, each Originator hereby grants to each of the Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the applicable Originator or is owned by others and used by any Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, each Originator hereby agrees that upon the request of the Buyer (or the Buyer’s assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.
     (b) Each Originator (i) shall take such action requested by the Buyer and/or the Administrative Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from any Originator hereunder, and (ii) shall use its reasonable efforts to ensure that each of the Buyer, the Administrative Agent and the Servicer has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to re-create such Records.
Section 1.6. Characterization.
     If, notwithstanding the intention of the parties expressed in Section 1.1(c), any transfer by any Originator to the Buyer of Receivables hereunder shall be characterized in any manner other
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than a true sale or true contribution or such transfer for any reason shall be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the applicable UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each transfer shall constitute a true sale or true contribution and absolute assignment thereof, each of the Originators hereby grants to the Buyer a security interest in all of such Originator’s right, title and interest in, to and under (i) all Receivables existing as of the close of business on the Initial Cutoff Date or thereafter arising from time to time prior to the Termination Date, and all rights and payments relating thereto, (ii) all Related Security relating thereto, whether existing on the Initial Cutoff Date or thereafter arising, (iii) all Collections thereof, whether existing on the Initial Cutoff Date or thereafter arising, (iv) each Lock-Box and each Lock-Box Account, whether existing on the Initial Cutoff Date or thereafter arising, and (v) all proceeds of any of the foregoing, whether existing on the Initial Cutoff Date or thereafter arising (collectively, the “Originator Collateral”), to secure the prompt and complete payment of a loan deemed to have been made by the Buyer to each Originator in an amount equal to the aggregate Purchase Price for the Purchased Receivables originated by such Subsidiary Originator (or, in the case of CMC, the Purchase Price that would have been payable for its Contributed Receivables had they not been contributed to the Buyer’s capital), together with all other obligations of such Originator hereunder, which security interest, each of the Originators hereby represents and warrants, is valid, duly perfected and prior to all Adverse Claims. The Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
Article II
Representations and Warranties
Section 2.1. Representations and Warranties of Each of the Originators.
     Each of the Originators hereby represents and warrants to the Buyer on the Closing Date and on each date on which a Receivable comes into existence prior to the Termination Date:
     (a) Existence and Power. (i) Each of the Originators is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is a “registered organization” as defined in the UCC as in effect in such jurisdiction; (ii) each of the Originators has all requisite corporate or limited liability company power and authority to own its property and assets and to carry on its business as now conducted; (iii) each of the Originators is qualified to do business in, and is in good standing (where relevant) in every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (iv) each of the Originators has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. Each Originator’s jurisdiction of incorporation, organizational identification number and federal employer identification number are correctly set forth in Exhibit II attached hereto.
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     (b) Due Authorization. The execution, delivery and performance of the Transaction Documents to which it is a party (i) have been duly authorized by all requisite corporate and, if required, stockholder action, (ii) will not violate any provision of (A) any applicable law, statute, rule or regulation or order of any Governmental Authority, where such violation would result in a Material Adverse Effect, (B) its Organic Documents, (C) the Senior Credit Agreement, or (D) any other indenture, agreement or other instrument by which any Originator is a party or by which any of them or any of their property is bound, (iii) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (A) the Senior Credit Agreement, or (B) any such other indenture, agreement or other instrument, or (iv) result in the creation or imposition of any Adverse Claim upon or with respect to the Originator Collateral.
     (c) Enforceability. This Agreement and each other Transaction Document to which any Originator is a party have been duly executed and delivered by such Originator. This Agreement and each other Transaction Document to which any Originator is a party delivered on the Closing Date constitutes, and each other such Transaction Document when executed and delivered by such Originator will constitute, a legal, valid and binding obligation of each Originator enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.
     (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Transaction Documents, except for (a) filings and registrations necessary to perfect the Buyer’s ownership interest in the Originator Collateral and the Administrative Agent’s security interests therein, and (b) such as have been made or obtained and are in full force and effect.
     (e) Litigation; Compliance with Laws.
     (i) Except as disclosed in Performance Guarantor’s November 30, 2010 financial statements, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Originator, threatened in writing against any such Originator or any business, property or rights of any such Person that is reasonably likely to be adversely determined, and which determination would have a Material Adverse Effect.
     (ii) Neither any of the Originators or any of their respective material properties is in violation of any applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, a breach of which, individually or in the aggregate, would have a Material Adverse Effect.
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     (f) Taxes. Each of the Originators (or the Performance Guarantor on their behalf) has filed or caused to be filed all Federal, state and other Tax returns required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all Taxes due and payable by it and all assessments received by it, except for the filing of such returns or the payment of such Taxes and assessments, in each case, that are not overdue by more than 30 days, or if more than 30 days overdue, the amount or validity of which are being contested in good faith by appropriate proceedings and for which the applicable Originator or the Performance Guarantor, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.
     (g) Accuracy of Information. To the knowledge of each of the Originators, the information, reports, financial statements, exhibits and schedules furnished (as modified or supplemented by other information so furnished) by or on behalf of the Performance Guarantor or any Originator to the Buyer, the Administrative Agent or the Purchasers (other than projections and other forward looking information and information of a general economic or industry specific nature) on or prior to the Closing Date in connection with the transactions contemplated hereby (taken as a whole) did not and, as of the Closing Date, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.
     (h) Use of Proceeds. None of the Originators is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any purchase will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (ii) for a purpose in violation of Regulation U or Regulation X issued by the Board of Governors of the Federal Reserve System.
     (i) Good Title. Each Receivable constitutes an “account” or a “payment intangible” within the meaning of the UCC. Immediately prior to its transfer hereunder and upon the creation of each Receivable coming into existence after the Initial Cutoff Date, each of the Originators owns and has good and marketable title thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.
     (j) Perfection.
     (i) If any transfer by any Originator to the Buyer of Receivables hereunder shall be characterized in any manner other than a true sale or true contribution or such transfer for any reason shall be ineffective or unenforceable, this Agreement creates a valid and continuing security interest (as defined in the UCC) in all right, title and interest of each of the Originators in the Originator Collateral in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against creditors and purchasers from any of the Originators.
     (ii) If any transfer by any Originator to the Buyer of Receivables hereunder shall be characterized in any manner other than a true sale or true contribution or such transfer for any reason shall be ineffective or unenforceable, there have been duly filed
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all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Buyer’s ownership interest and security interest in the Originator Collateral.
     (k) Liens. Other than the security interest granted to the Buyer pursuant to this Agreement, none of the Originators has pledged, assigned, sold, granted a security interest in, or otherwise conveyed, any of the Originator Collateral.
     (l) Places of Business and Locations of Records. The Originators’ principal places of business, chief executive offices and the offices where each of the Originators keeps all of its Records are located at the address(es) listed on Exhibit II attached hereto or such other locations of which the Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed.
     (m) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of its Collection Accounts at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III attached hereto. None of the Originators has granted any Person, other than the Buyer (and its assigns), as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. Each of the Originators has complied with the terms of each, and not made changes (without the prior written consent of the Administrative Agent) to any Collection Account Agreement. All Obligors have been directed by it to make payments on their Receivables to a Lock-Box listed on Exhibit III attached hereto.
     (n) Names. The name in which each of the Originators has executed this Agreement is identical to its name as indicated on the public record of its jurisdiction of incorporation (as contemplated by § 9-503(a)(1) of the UCC) and in the past five (5) years, it has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II attached hereto.
     (o) Ownership of the Buyer. CMC owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Buyer, free and clear of any Adverse Claim (subject to Section 4.2(i), other than Adverse Claims granted in connection with any amendment of refinancing of the Senior Credit Agreement). Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Buyer.
     (p) Not an Investment Company. None of the Originators is an “investment company” as defined in the Investment Company Act of 1940, as amended, or any successor statute.
     (q) Compliance with Credit and Collection Policy. Each of the Originators has complied with the Credit and Collection Policy in all material respects with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection
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Policy, except such change as to which the Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(iv).
     (r) Fair Value. With respect to each Receivable purchased hereunder by the Buyer, (i) the consideration received by the applicable Subsidiary Originator represents adequate consideration and fair and reasonably equivalent value for such Purchased Receivable as of the date of its acquisition hereunder and (ii) such consideration is not less than the fair market value of such Purchased Receivable as of the date of its acquisition hereunder. With respect to each Receivable contributed hereunder by CMC to the Buyer, (i) the consideration received by CMC represents adequate consideration and fair and reasonably equivalent value for such Contributed Receivable as of the date of its contribution hereunder and (ii) such consideration is not less than the fair market value of such Contributed Receivable as of the date of its contribution hereunder.
     (s) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     (t) Eligible Receivables. Each Receivable identified as an Eligible Receivable on any Purchase Report was an Eligible Receivable on the date it was acquired from the applicable Originator hereunder.
     (u) Accounting. In its stand-alone financial statements and unconsolidated worksheets, each Originator accounts for the transactions contemplated by this Agreement as true sales of the Receivables to the Buyer and/or as contributions of the Receivables to the Buyer’s equity capital and not as loans secured thereby.
     (v) No Material Adverse Effect. Since November 30, 2010, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, an Material Adverse Effect.
     (w) No Termination Event. No event has occurred and is continuing and no condition exists, or could result from any sale or contribution hereunder or from the application of the proceeds therefrom, that constitutes a Termination Event.
     (x) OFAC. Neither the Performance Guarantor nor any Originator or any of their Subsidiaries (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a Person on the list of Specially Designated
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Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.
     (y) Originator Compliance. Each Originator is in compliance with: (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto; and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), as amended.
Article III
Conditions of Purchase
Section 3.1. Conditions Precedent to Closing.
     The occurrence of the Closing Date under this Agreement is subject to the conditions precedent that (a) the Buyer shall have received on or before the Closing Date those documents listed on Schedule A attached hereto and (b) all of the conditions to the effectiveness of the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.
Section 3.2. Conditions Precedent to Subsequent Payments.
     The Buyer’s obligation to pay for any Purchased Receivable or accept the contribution of any Contributed Receivable coming into existence after the Initial Cutoff Date shall be subject to the conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Purchase Agreement; and (b) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by each of the Originators that such statements are then true):
     (i) the representations and warranties set forth in Article II are true and correct in all material respects on and as of the date such Receivable came into existence as though made on and as of such date (except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and
     (ii) no Termination Event is continuing.
Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under a Subordinated Note, by offset of amounts owed to the Buyer and/or by offset of capital contributions), title to such Receivable and the other related Receivables Assets shall vest in the Buyer, whether or not the conditions precedent to the Buyer’s obligation to pay for such Receivable were in fact satisfied. The failure of any of the Originators to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of the Buyer to rescind the
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related purchase and direct the applicable Originator to pay to the Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.
Article IV
Covenants
Section 4.1. Affirmative Covenants of Each of the Originators.
     Until the date on which this Agreement terminates in accordance with its terms, each of the Originators hereby covenants as set forth below:
     (a) Financial Reporting. Each of the Originators will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and will furnish or cause to be furnished to the Buyer (or its assigns):
     (i) Originators’ Compliance Certificates. A compliance certificate in the form of Exhibit IV hereto, duly executed by an Authorized Officer of each of the Originators.
     (ii) Performance Guarantor Statements and Reports. Copies of all financial statements, reports, registration statements and certificates furnished by the Performance Guarantor pursuant to the Purchase Agreement.
     (iii) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Collection Account Agreement or other Transaction Document from any Person other than the Buyer, the Purchasers or the Administrative Agent, copies of the same.
     (iv) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment could be reasonably likely to adversely affect the collectability of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Buyer’s (and the Administrative Agent’s, as the Buyer’s assignee) consent thereto.
     (v) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of each of the Originators as the Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of the Buyer (and its assigns) under or as contemplated by this Agreement.
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     (b) Notices. Each of the Originators will notify the Buyer in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
     (i) Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of its Authorized Officer.
     (ii) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which it is a debtor or an obligor; provided that no notice shall be required under this clause (ii) with respect to any default involving less than $50,000,000.
     (c) Compliance with Laws and Preservation of Existence. Each of the Originators will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to comply is not reasonably likely to result in an Material Adverse Effect. Each of the Originators will do or cause to be done all things reasonably necessary to preserve, renew and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to do so would not result in a Material Adverse Effect.
     (d) Audits. Each of the Originators will furnish to the Buyer (or the Administrative Agent) from time to time such information with respect to it and the Receivables as the Buyer (or the Administrative Agent) may reasonably request. Each of the Originators will, from time to time during regular business hours as reasonably requested by the Buyer (or the Administrative Agent), upon at least 5 (five) Business Days notice and at its sole cost, permit the Buyer (and the Administrative Agent) or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in its possession or under its control relating to the Receivables and the Related Security, including, without limitation, the related Invoices and Contracts, and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to its financial condition or the Receivables and the Related Security or its performance under any of the Transaction Documents or its performance under the Contracts and, in each case, with any of its officers or employees having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Termination Event has occurred and is continuing, the Originators shall only be responsible for the costs and expenses of two (2) such Reviews in any one Contract Year.
     (e) Keeping and Marking of Records and Books.
     (i) Each of the Originators will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all
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Collections of and adjustments to each existing Receivable). Each of the Originators will give the Buyer (or its assigns) notice of any change in the administrative and operating procedures referred to in the previous sentence.
     (ii) Each of the Originators will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to the Buyer (and the Administrative Agent), describing the Buyer’s ownership interests in the Receivables and further describing ownership interests in the Receivable of the Administrative Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the reasonable request of the Buyer (or its assigns) following the occurrence of a Termination Event hereunder: (1) mark each Contract with a legend describing the Buyer’s ownership interests in the Receivables and further describing ownership interests in the Receivable of the Administrative Agent (on behalf of the Purchasers), and (2) deliver to the Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables that are in any of the Originators’ possession.
     (f) Compliance with Contracts and Credit and Collection Policy. Each of the Originators will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
     (g) Ownership. Each of the Originators will take all necessary action to establish and maintain, irrevocably in the Buyer, (i) legal and equitable title to the Receivables and the Collections and (ii) all of its right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of the Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Buyer’s security interest in the Receivables Assets and such other action to perfect, protect or more fully evidence the security interest of Buyer as Buyer (or its assigns) may reasonably request).
     (h) Separateness. Each of the Originators acknowledges that the Administrative Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Performance Guarantor, any of the Originators and any of their Affiliates. Therefore, from and after the date of execution and delivery of this Agreement, each of the Originators will take all reasonable steps including, without limitation, all steps that the Buyer or any assignee of the Buyer may from time to time reasonably request to maintain the Buyer’s identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Performance Guarantor, any of the Originators and their Affiliates and not just a division of any of the foregoing. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, each of the Originators (i) will not hold itself out to third parties as liable for the debts of the Buyer nor purport to own the Receivables Assets, (ii) will take all other actions necessary on its part to ensure that the Buyer is
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at all times in compliance with the “separateness covenants” set forth in Section 5.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between it and the Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.
     (i) Collections. Each of the Originators will cause (i) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (ii) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables or Related Security are remitted directly to it or any of its Affiliates, it will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within one (1) Business Day following receipt thereof and, at all times prior to such remittance, it will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer and its assigns. Each of the Originators will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to the Buyer and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.
     (j) Taxes. To the extent not done by the Performance Guarantor, each of the Originators will file all Tax returns and reports required by law to be filed by it and promptly pay all Taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Each of the Originators will pay when due any Taxes payable in connection with the Receivables, exclusive of Taxes on or measured by income or gross receipts of the Buyer and its assigns.
     (k) Accuracy of Information. All information hereinafter furnished by any of the Originators or any of its Affiliates to the Buyer or the Administrative Agent (or any Purchaser) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby will be true and accurate on the date such information is stated or certified and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
Section 4.2. Negative Covenants of the Each of the Originators.
     Until the date on which this Agreement terminates in accordance with its terms, each of the Originators hereby covenants that:
     (a) Change in Name, Jurisdiction of Incorporation, Offices and Records. It will not change (i) its name as it appears in the official public record in the jurisdiction of its incorporation (as contemplated by Section 9-503(a)(1) of the UCC), (ii) its status as a “registered organization” (within the meaning of Article 9 of any applicable enactment of the UCC), (iii) its organizational identification number, if any, issued by its jurisdiction of incorporation, or (iv) its
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jurisdiction of incorporation unless it shall have: (A) given the Buyer (or its assigns) at least thirty (30) days’ prior written notice thereof; (B) at least ten (10) days prior to such change, delivered to the Buyer (or its assigns) all financing statements, instruments and other documents reasonably requested by the Buyer (or its assigns) in connection with such change or relocation and (C) caused an opinion of counsel reasonably acceptable to the Buyer and its assigns to be delivered to the Buyer and its assigns that the Buyer’s security interest is perfected and of first priority, such opinion to be in form and substance similar to the related opinion delivered on the Closing Date and otherwise reasonably acceptable to the Buyer and its assigns.
     (b) Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors of Receivables regarding payments to be made to any Lock-Box or Collection Account, unless the Buyer (or its assigns) shall have received, at least twenty (20) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account and/or Lock-Box subject to a Collection Account Agreement.
     (c) Modifications to Contracts and Credit and Collection Policy. It will not make any change in or amendment to the Credit and Collection Policy that could reasonably be expected to decrease the credit quality of any newly created Receivable or materially adversely affect the collectability of the Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to the Purchase Agreement, it will not extend, amend or otherwise modify the terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy.
     (d) Sales, Liens. Subject to Section 4.2(i) and other than the ownership and security interests contemplated by the Transaction Documents, it will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivables Asset, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Buyer provided for herein), and it will defend the right, title and interest of the Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under it. None of the Originators shall create or suffer to exist any Adverse Claim on any of its inventory, the financing or lease of which gives rise to any Receivable.
     (e) Accounting for Purchase. It will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale and/or contribution and absolute assignment of the Receivables and the Related Security by it to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale and/or contribution and absolute assignment of the Receivables and
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the Related Security by it to the Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.
     (f) OFAC. It will not use and has not used the proceeds of any sale of Receivables hereunder to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
     (g) Foreign Corrupt Practices Act, Trading with the Enemy Act and Patriot Act. It has not used and will not use the proceeds of any Receivable or any sale hereunder, directly or indirectly, to make any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of (i) the United States Foreign Corrupt Practices Act of 1977, as amended, (ii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and/or (iii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), as amended.
     (h) Deposits to Blocked Accounts and the Collection Account. It will not deposit or otherwise credit, or cause or knowingly permit to be so deposited or credited, to any Collection Account or Lock-Box cash or cash proceeds other than Collections.
     (i) Pledge and security agreements. It will not enter into any agreement to pledge the capital stock of the Buyer or the Subordinated Notes unless the provisions of such pledge agreement are consistent with the provisions set forth in Schedule B hereto.
     (j) Divisions of each Originator. Without giving the Buyer and the Administrative Agent at least fifteen (15) Business Days’ prior written notice, (i) it will not change or otherwise modify (or permit or consent to any change or other modification of) any division listed on Schedule C of the Purchase Agreement in a manner adversely affecting the security interest of the Administrative Agent or the perfection thereof or (ii) it will not change or otherwise modify (or permit or consent to any change or other modification of) the name of any such division listed on Schedule C of the Purchase Agreement.
Article V
Termination Events
Section 5.1. Termination Events.
     The occurrence of any one or more of the following events shall constitute a Termination Event:
          (a) Any representation, warranty, certification or statement made or deemed made by any of the Originators in this Agreement, any other Transaction Document or in any
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other document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when made or deemed made; provided that the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.
     (b) Any of the Originators shall fail to make any payment or deposit required hereunder when due and such failure shall continue for one (1) Business Day.
     (c) Any of the Originators shall fail to perform any covenant contained in Section 1.1(b) or 4.2 when due and, in the case of a failure to perform under Section 4.2, such failure shall continue for five (5) Business Days after discovery thereof by the applicable Originator.
     (d) Any of the Originators shall fail to perform or observe any other term, covenant or agreement under any of the Transaction Documents and continues for thirty (30) days from the date that is the earlier of (i) notice thereof to the applicable Originator by any Person and (ii) discovery thereof by the applicable Originator.
     (e) An Event of Bankruptcy shall occur with respect to any of the Originators.
     (f) (i) A Performance Undertaking Default shall occur, (ii) the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Performance Guarantor, or (iii) the Performance Guarantor shall repudiate its obligations thereunder.
     (g) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with respect to amounts in excess of $100,000 with regard to any of the Receivables or Related Security and such lien shall not have been released within thirty (30) days.
Section 5.2. Remedies.
     Upon the occurrence and during the continuation of a Termination Event, the Buyer may take any of the following actions: (a) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Originators; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any of the Originators or the Performance Guarantor, or of an actual or deemed entry of an order for relief with respect to any of the Originators or the Performance Guarantor, under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Originators and (b) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by any of the Originators to the Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of the Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
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Article VI
Indemnification
Section 6.1. Indemnities by the Each of the Originators.
     Without limiting any other rights that the Buyer may have hereunder or under applicable law, each of the Originators hereby agrees to indemnify (and to pay, within thirty (30) days after receipt of a reasonably detailed invoice, to) the Buyer, the Administrative Agent, the Purchasers, and their respective Related Parties (each of the foregoing, an “Indemnified Party”) from and against any and all damages, losses, claims, Taxes, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (including local counsel) to the Indemnified Parties, awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Buyer of the Receivables (all of the foregoing being collectively referred to as “Indemnified Amounts”), excluding, however, in all of the foregoing instances:
     (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from the gross negligence, fraud or willful misconduct on the part of such Indemnified Party or any of its Related Parties;
     (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Purchase Price Credit) of the related Obligor; or
     (c) Excluded Taxes;
provided, however, that nothing contained in this sentence shall limit the liability of any of the Originators or limit the recourse of the Buyer to any of the Originators for amounts otherwise specifically provided to be paid by the applicable Originator under the terms of this Agreement, and provided, further, that none of the Originators shall have an obligation to reimburse any Indemnified Party for Indemnified Amounts unless such Indemnified Party, if requested, provides the applicable Originator with an undertaking in which such Indemnified Party agrees to refund and return any and all amounts paid by the applicable Originator to such Indemnified Party in respect of any amounts described in the foregoing clauses (a), (b) and (c). Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, any of the Originators shall indemnify the Buyer for Indemnified Amounts relating to or resulting from:
     (i) any representation or warranty made by any of the Originators (or any officers of such Originators) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by the applicable Originator pursuant hereto or thereto for which the Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;
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     (ii) the failure by any Originator to comply with any applicable law, rule or regulation with respect to any Receivable, Invoice or Contract related thereto, or the nonconformity of any Receivable, Invoice or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
     (iii) any failure of any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document (subject to applicable grace periods);
     (iv) any products liability, environmental liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
     (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
     (vi) the commingling of Collections of Receivables at any time by any Originator or any of its Affiliates with other funds;
     (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any sale hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
     (viii) any Event of Bankruptcy with respect to any Originator or the Performance Guarantor;
     (ix) any failure of the Buyer to obtain and maintain legal and equitable title to, and ownership of, the Receivables and the Collections, and all of any Originators’ right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim (except as created by the Transaction Documents);
     (x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Originator Collateral with respect thereto, and the proceeds of any thereof, whether at the time of its acquisition or at any subsequent time, except to the extent such failure or delay is caused by the Buyer or its assigns;
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     (xi) any action or omission by any Originator which reduces or impairs the rights of the Buyer with respect to any Originator Collateral or the value of any Receivable;
     (xii) any attempt by any Person to void any sale or contribution hereunder under statutory provisions or common law or equitable action; and
     (xiii) the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report to be an Eligible Receivable at the time acquired by the Buyer.
To the extent permitted by applicable law, none of the Originators shall assert and each Originator hereby waives any claim against any Indemnified Party on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Transaction Document. The provisions of this Section 6.1 shall survive termination of this Agreement and the Purchase Agreement.
Section 6.2. Other Costs and Expenses.
     Each of the Originators shall pay to the Buyer on demand all reasonable and documented fees, costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, and any amendments to or waivers of the foregoing. Each of the Originators shall pay to the Buyer on demand any and all reasonable fees, costs and expenses of the Buyer, if any, and the Administrative Agent (as Buyer’s assignee), including reasonable and documented counsel fees and expenses in connection with the enforcement of the Transaction Documents and in connection with any restructuring or workout of the Transaction Documents or the administration of the Transaction documents following a Termination Event.
Article VII
Miscellaneous
Section 7.1. Waivers and Amendments.
     (a) No failure or delay on the part of the Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
     (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each of the Originators, the Buyer and the Administrative
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Agent and, to the extent required under the Purchase Agreement, the Purchasers or the Required Purchasers.
Section 7.2. Notices.
     All communications and notices provided for hereunder shall be in writing (including email, bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or facsimile numbers set forth on the signature pages hereof or at such other address or facsimile number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by facsimile, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by electronic mail, upon delivery thereof to the last known valid electronic mail address of the related recipient or (d) if given by any other means, when received at the address specified in accordance with this Section 7.2.
Section 7.3. Protection of Ownership Interests of the Buyer.
     (a) Each of the Originators agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of the Buyer (or its assigns) hereunder, or to enable the Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time following the occurrence of a Termination Event or Potential Termination Event hereunder, the Buyer (or its assigns) may, at any Originator’s sole cost and expense, direct any Originator to notify the Obligors of Receivables of the ownership interest of the Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Buyer or its designee.
     (b) If, following the occurrence of a Termination Event or a Potential Termination Event hereunder, any of the Originators fails to perform any of its obligations hereunder, the Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and the Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by the Originators as provided in Section 6.2. Each of the Originators irrevocably authorizes the Buyer (and its assigns) at any time and from time to time in the sole discretion of the Buyer (or its assigns), and appoints the Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of each of the Originators (i) to file on behalf of each of the Originators as debtors financing statements necessary or desirable in the Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of the Buyer in the Originator Collateral and associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the Buyer’s security interest in the Originator Collateral. This appointment is coupled with an interest and is irrevocable.
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     (c) (i) Each of the Originators hereby authorizes the Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of any of the Originators, in such form and in such offices as the Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of the Buyer (or its assigns) hereunder, (ii) each of the Originators acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent (as the Buyer’s assignee), consenting to the form and substance of such filing or recording document, and (iii) each of the Originators hereby approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent (as the Buyer’s assign) in connection with the perfection of the ownership or security interests in favor of the Buyer or the Administrative Agent (as the Buyer’s assign).
Section 7.4. Confidentiality.
     (a) Each of the Originators shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, the Fee Letter and the other confidential or proprietary information with respect to the Administrative Agent and the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein that has been identified to the Seller Parties as confidential or proprietary, except that the any Originator and such Originators’ Affiliates, officers and employees may disclose such information to such Originator’s (or such Affiliates’) external accountants, consultants and attorneys and as required by any applicable law, Governmental Authority or order of any judicial or administrative proceeding.
     (b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Buyer, the Administrative Agent or the Purchasers by each other, (ii) by the Buyer, the Administrative Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) if applicable, by the Purchasers and the Administrative Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Purchaser or one of its Affiliates, acts as the administrative agent and to any officers, directors, employees, outside accountants, attorneys, financial advisors and consultants of any of the foregoing and (iv) by the Purchasers and the Administrative Agent to any judicial, administrative or regulatory authority or in connection with proceedings (whether or not having the force or effect of law) pursuant to any law, rule, regulation, direction, request or order of any such judicial, administrative or regulatory authority or issued in proceedings.
     (c) The Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each of the Originators, the Obligors and their respective businesses
Receivables Sale Agreement

obtained by it in connection with the due diligence evaluations, structuring, negotiating, execution and administration of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of the Buyer arising from or related to the transactions contemplated herein provided, however, that each of the Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Administrative Agent and the initial Purchasers, (ii) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing who need to know such information and who are instructed to maintain the confidentiality of such information in conformity with this Section 7.4, and (iii) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law).
Section 7.5. Bankruptcy Petition.
     Each of the Originators covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of the Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, the Buyer or any commercial paper conduit that hereafter becomes a Purchaser under the Purchase Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 7.6. Amounts to be paid by Buyer.
     Notwithstanding anything in this Agreement to the contrary, the Buyer shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to it after paying or making provision for the payment of its obligations under the Purchase Agreement. All payment obligations of the Buyer hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its obligations under the Purchase Agreement.
Section 7.7. Setoff.
     (a) None of the Originators’ obligations under this Agreement shall be affected by any right of setoff, counterclaim, recoupment, defense or other right the applicable Originator may have against the Buyer, any of the Purchasers, the Administrative Agent or any assignee, all of which setoff rights are hereby waived by each of the Originators as against such obligations.
     (b) The Buyer shall have the right to set-off against each of the Originators any amounts to which any of the Originators may be entitled and to apply such amounts to any claims the Buyer may have against the applicable Originator from time to time under this Agreement. Upon any such set-off, the Buyer shall give notice of the amount thereof and the reasons therefor to the applicable Originator.
Receivables Sale Agreement

Section 7.8. CHOICE OF LAW.
     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.
Section 7.9. CONSENT TO JURISDICTION.
     EACH OF THE ORIGINATORS HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY EACH ORIGINATOR PURSUANT TO THIS AGREEMENT AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY OF THE ORIGINATORS AGAINST THE BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
Section 7.10. WAIVER OF JURY TRIAL.
     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, EACH OTHER TRANSACTION DOCUMENT, ANY DOCUMENT EXECUTED BY ANY OF THE ORIGINATORS PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 7.11. Integration; Binding Effect; Survival of Terms.
     (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
     (b) This Agreement shall be binding upon and inure to the benefit of each Originator, the Buyer and their respective successors and permitted assigns (including any trustee in
Receivables Sale Agreement

bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer. The Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any of the Originators. Without limiting the foregoing, each Originator acknowledges that the Buyer, pursuant to the Purchase Agreement, may assign to the Administrative Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each of the Originators agrees that the Administrative Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Buyer to be given or withheld hereunder) and each of the Originators agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any of the Originators pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.
Section 7.12. Counterparts; Severability; Section References.
     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 7.13. PATRIOT Act.
     The Administrative Agent, as the Buyer’s assignee, hereby notifies you on behalf of the Purchasers that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the Purchasers may be required to obtain, verify and record information that identifies each of the Originators and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding each of the Originators and the Performance Guarantor that will allow the Administrative Agent and the Purchasers to identify each of the Originators and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the
Receivables Sale Agreement

Originators agrees to provide the Administrative Agent, from time to time prior to and after the Closing Date, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
Receivables Sale Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

COMMERCIAL METALS COMPANY,
as an Originator

By: Name:	/s/ Murray R. McClean Murray R. McClean
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	VP and Treasurer
Email:	louis.federle@cmc.com
Phone:	(214) 689-4370
Fax:	(214) 932-7960
Receivables Sale Agreement - Signature Page

CMC COMETALS PROCESSING, INC.,
as an Originator

By: Name:	/s/ Eli Skornicki Eli Skornicki
Title:	President

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	VP and Treasurer
Email:	louis.federle@cmc.com
Phone:	(214) 689-4370
Fax:	(214) 932-7960
Receivables Sale Agreement - Signature Page

HOWELL METAL COMPANY,
as an Originator

By: Name:	/s/ Louis A. Federle Louis A. Federle
Title:	Treasurer

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	VP and Treasurer
Email:	louis.federle@cmc.com
Phone:	(214) 689-4370
Fax:	(214) 932-7960
Receivables Sale Agreement - Signature Page

STRUCTURAL METALS, INC.,
as an Originator

By: Name:	/s/ Louis A. Federle Louis A. Federle
Title:	Treasurer

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	VP and Treasurer
Email:	louis.federle@cmc.com
Phone:	(214) 689-4370
Fax:	(214) 932-7960
Receivables Sale Agreement - Signature Page

CMC STEEL FABRICATORS, INC.
as an Originator

By: Name:	/s/ Louis A. Federle Louis A. Federle
Title:	Treasurer

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	VP and Treasurer
Email:	louis.federle@cmc.com
Phone:	(214) 689-4370
Fax:	(214) 932-7960
Receivables Sale Agreement - Signature Page

SMI STEEL INC.
as an Originator

By: Name:	/s/ Louis A. Federle Louis A. Federle
Title:	Treasurer

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	VP and Treasurer
Email:	louis.federle@cmc.com
Phone:	(214) 689-4370
Fax:	(214) 932-7960
Receivables Sale Agreement - Signature Page

SMI — OWEN STEEL COMPANY, INC.,
as an Originator

By: Name:	/s/ Louis A. Federle Louis A. Federle
Title:	Treasurer

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	VP and Treasurer
Email:	louis.federle@cmc.com
Phone:	(214) 689-4370
Fax:	(214) 932-7960
Receivables Sale Agreement - Signature Page

AHT, INC.,
as an Originator
By:	/s/ Louis A. Federle
Name: Title:	Louis A. Federle Treasurer

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	VP and Treasurer
Email:	louis.federle@cmc.com
Phone:	(214) 689-4370
Fax:	(214) 932-7960
Receivables Sale Agreement - Signature Page

CMC RECEIVABLES, INC.,
as the Buyer

By: Name:	/s/ Louis A. Federle Louis A. Federle
Title:	Treasurer

Address for Notices:
6565 N. MacArthur Blvd., Suite 1036
Irving, TX 75039
Attn:	Independent Director
Email:	cmcreceivables@cmc.com
Phone:	(214) 689-2702
Fax:	(214) 689-5890
Receivables Sale Agreement - Signature Page

Exhibit I
Definitions
     This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement (hereinafter defined).
     “Additional Contributed Receivables” has the meaning specified in Section 1.2(b)(iii).
     “Administrative Agent” has the meaning specified in the Preliminary Statements.
     “Agreement” has the meaning specified in the preamble.
     “Available Cash” means, on any date of determination, cash available to the Buyer from any source that is not required to be paid to or set aside for the benefit of the Administrative Agent or the Purchasers under the Purchase Agreement.
     “Buyer” has the meaning specified in the preamble.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, all cash proceeds of Related Security with respect to such Receivable and all Purchase Price Credits now or hereafter owing in connection with such Receivable.
     “Contract” means a written agreement, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered and including all items and provisions incorporated or implied by applicable law, including, without limitation, the relevant UCC.
     “Contributed Receivables” has the meaning specified in Section 1.1(a).
     “Contributed Receivables Assets” has the meaning specified in Section 1.1(a)
     “Default Fee” means a per annum rate of interest equal to the sum of (i) the Yield Rate plus (ii) 2.00% per annum.
     “Discount Factor” means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by
Receivables Sale Agreement

the Obligors. Each of the Originators and the Buyer may agree from time to time and at any time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which each of the Originators and the Buyer agree to make such change.
     “Equity Interests” means Capital Securities and all warrants, options or other rights to acquire Capital Securities, but excluding any debt security that is convertible into, or exchangeable for, Capital Securities.
     “Event of Bankruptcy” means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and, if instituted against such Person, shall remain undischarged for a period of 60 days; or (iii) such Person or any Subsidiary shall take any corporate or similar action to authorize any of the actions set forth in the preceding clauses (i) or (ii).
     “Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Initial Cutoff Date” means March 31, 2011.
     “Invoice” means a written or electronic invoice, bill or statement of account evidencing a Receivable, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered and including all items and provisions incorporated or implied by applicable law, including, without limitation, the relevant UCC.
     “Margin Stock” has the meaning assigned to this term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
     “Monthly Settlement Date” means the second Business Day after delivery of each Purchase Report hereunder.
     “Net Worth” means, as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, over (ii) the sum of (A) the Aggregate Invested Amount outstanding at
Receivables Sale Agreement

such time, plus (B) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).
     “OFAC” means The United States Department of the Treasury’s Office of Foreign Assets Control.
     “Organic Documents” means, for any Person, the documents for its formation and organization, which, for example, (i) for a corporation are its articles of incorporation, certificate of incorporation or other corporate charter document, as applicable, and its bylaws, (ii) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (iii) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (iv) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.
     “Original Balance” means, with respect to any Receivable coming into existence after the date hereof, the Outstanding Balance of such Receivable on the date it was created.
     “Originators” has the meaning specified in the preamble.
     “Originator Collateral” has the meaning specified in Section 1.6.
     “Performance Guarantor” means Commercial Metals Company, a Delaware corporation, and its successors.
     “Performance Undertaking Default” has the meaning specified in the Performance Undertaking.
     “Purchase Agreement” has the meaning specified in the Preliminary Statements.
     “Purchase Price” means, with respect to any sale of Purchased Receivables by a Subsidiary Originator hereunder, the aggregate price to be paid by the Buyer to the applicable Subsidiary Originator in accordance with Section 1.2 for the Purchased Receivables Assets being sold to the Buyer, which price shall equal on any date (i) the product of (A) the Outstanding Balance of the Purchased Receivables on such date, multiplied by (B) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.2.
     “Purchase Price Credit” has the meaning specified in Section 1.3.
     “Purchase Report” has the meaning specified in Section 1.1(b).
Receivables Sale Agreement

     “Purchased Receivables” has the meaning specified in Section 1.1(a).
     “Purchased Receivables Assets” has the meaning specified in Section 1.1(a).
     “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and its Affiliates.
     “Required Capital Amount” means, as of any date of determination, an amount equal to the greater of (i) 50% of the Purchase Limit under the Purchase Agreement, and (ii) the product of (A) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement, and (B) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report or Interim Report received from the Servicer under the Purchase Agreement.
     “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at: http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.
     “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at: http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
     “Subordinated Loan” has the meaning specified in Section 1.2(a).
     “Subordinated Note” means any promissory note in substantially the form of Exhibit V as more fully described in Section 1.2, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Subsidiary Originator” has the meaning specified in the preamble.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.
     “Termination Date” means the earliest to occur of (i) the Facility Termination Date (as defined in the Purchase Agreement), (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any of the Originators or the Performance Guarantor, (iii) the Business Day specified in a written notice from the Administrative Agent as the Buyer’s assignee to any Originator following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after the Buyer’s receipt of written notice from the Originators that it wishes to terminate the facility evidenced by this Agreement.
Receivables Sale Agreement

     “Termination Event” has the meaning specified in Section 5.1.
     “Transaction Documents” means, collectively, this Agreement, the Purchase Agreement, the Fee Letter, the Collection Account Agreements, the Subordinated Note, the Performance Undertaking and all of the other instruments, documents, certificates and other agreements executed and delivered by any Originator or the Performance Guarantor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “UCC” mean, with respect to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.
     “Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, could constitute a Termination Event.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
Receivables Sale Agreement

Exhibit II
Jurisdiction of Incorporation; Organizational Identification Number; Principal Places of Business; Chief
Executive Office; Locations of Records; Federal Employer Identification Number; Other Names

		Jurisdiction of	Organizational ID		Chief Executive Office and	Other
Company	FEIN	Organization	Number	Principal Place of Business	Location of Records	Names
CMC Receivables, Inc.		Delaware	3404428	6565 N. MacArthur Blvd. Suite 1036 Irving, TX 75039	6565 N. MacArthur Blvd. Suite 1036 Irving, TX 75039	N/A

Commercial Metals Company		Delaware	406521	6565 N. MacArthur Blvd. Suite 800 Irving, TX 75039	6565 N. MacArthur Blvd. Suite 800 Irving, TX 75039	N/A

CMC Cometals Processing, Inc.		Texas	20155900	6565 N. MacArthur Blvd. Suite 800 Irving, TX 75039	6565 N. MacArthur Blvd. Suite 800 Irving, TX 75039	Zenith Finance and Construction Company

Howell Metal Company		Virginia	0109465-5	574 New Market Depot Road New Market, VA 22844	6565 N. MacArthur Blvd. Suite 800 Irving, TX 75039	N/A

Structural Metals, Inc.		Texas	9292700	1 Steel Mill Drive Seguin, TX 78155	6565 N. MacArthur Blvd. Suite 800 Irving, TX 75039	N/A

CMC Steel Fabricators, Inc.		Texas	42590700	1 Steel Mill Drive Seguin, TX 78155	6565 N. MacArthur Blvd. Suite 800 Irving, TX 75039	N/A

SMI Steel Inc.		Alabama	095-579	101 S. 50th Street Birmingham, AL 35212	6565 N. MacArthur Blvd. Suite 800 Irving, TX 75039	N/A

SMI-Owen Steel Company, Inc.		South Carolina	940926090658	114 East Warehouse Court Taylors, SC 29687	6565 N. MacArthur Blvd. Suite 800 Irving, TX 75039	N/A

AHT, Inc.		Pennsylvania	2729876	108 Parkway East Pell City, AL 35125	6565 N. MacArthur Blvd. Suite 800 Irving, TX 75039	N/A
Receivables Sale Agreement

Exhibit III
Lock-Boxes; Collection Accounts; Collection Banks
A. ACCOUNTS WITH BANK OF AMERICA, N.A.
Bank of America, N.A.
2000 Clayton Road, Building D
Concord, CA 94520-2425
Attn: Blocked Account Support
Mail Code: CA4-704-06-37

Company	Bank	Account Name	Account Number	Lockbox Number
Commercial Metals Company	Bank of America	CMC Recycling

Commercial Metals Company	Bank of America	CMC Cometals

Commercial Metals Company	Bank of America	CMC Cometals Steel
B. ACCOUNTS WITH BANK OF NEW YORK MELLON
Bank of New York Mellon
The Bank of New York Mellon
Document Control Manager
BNY Mellon Client Service Center
500 Ross Street, Room 1380
Pittsburgh, PA 15262

Company	Bank	Account Name	Account Number	Lockbox Number
Commercial Metals Company	Bank of New York Mellon	CMC Recycling

Commercial Metals Company	Bank of New York Mellon	CMC Cometals Steel

Howell Metal Company	Bank of New York Mellon	CMC Howell Metal

Structural Metals, Inc.	Bank of New York Mellon	CMC Steel
Receivables Sale Agreement

Exhibit IV
Form of Compliance Certificate
To: Wells Fargo Bank, N.A., as Administrative Agent
     This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of April 5, 2011, between COMMERCIAL METALS COMPANY, a Delaware corporation, CMC COMETALS PROCESSING, INC., a Texas corporation, HOWELL METAL COMPANY, a Virginia corporation, STRUCTURAL METALS, INC., a Texas corporation, CMC STEEL FABRICATORS, INC., a Texas corporation, SMI STEEL, INC., a Alabama corporation, SMI — OWEN STEEL COMPANY, INC., a South Carolina corporation and AHT, INC., a Pennsylvania corporation, as sellers and CMC RECEIVABLES, INC., a Delaware corporation, as buyer (the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.
     THE UNDERSIGNED HEREBY CERTIFIES THAT:
     1. I am the duly elected ______________ of ____________ (the “Company”).
     2. Attached hereto are financial statements of the Company and its consolidated Subsidiaries for the ____ ended _________, 201_, prepared in accordance with GAAP (excluding the footnotes) consistently applied throughout the period covered thereby, except as otherwise noted therein. Such financial statements present fairly the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates and for the periods covered thereby.
     3. I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, as of the date of this Certificate[, except as set forth in paragraph 4 below].
     4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event: _____________________].
     The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 201_.

By:
Name:
Title:
Receivables Sale Agreement

Exhibit V
Form of Subordinated Note
SUBORDINATED NOTE
April __, 2011
     1. Note. FOR VALUE RECEIVED, the undersigned, CMC RECEIVABLES, INC., a Delaware corporation (the “Buyer”), hereby unconditionally promises to pay to _______________ (the “Originator”), in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by the Originator to the Buyer pursuant to and in accordance with the terms of that certain Receivables Sale Agreement, dated as of April 5, 2011, between the Originator, the parties thereto and the Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.
     2. Interest. The Buyer further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Yield Rate (as defined in the Purchase Agreement), computed for actual days elapsed on the basis of a year consisting of 360 days, on each Monthly Settlement Date hereafter on which no Amortization Event or Potential Amortization Event (each, as defined in the Purchase Agreement) exists and is continuing, to the extent of the Buyer’s Available Cash (it being understood and agreed that any amount of interest which the Buyer is precluded from paying due to the existence and continuance of an Amortization Event or Potential Amortization Event or the lack of sufficient Available Cash shall become due and payable on the next Monthly Settlement Date on which no such condition persists); provided, however, that if the Buyer shall default in the payment of any principal hereof, the Buyer promises to pay, on demand, interest at the rate equal to the Yield Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment; and provided further, that the Buyer may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding unpaid interest of any loan made under this Subordinated Note shall be due and payable on Termination Date and may be paid with the prepayment of principal at any time without premium or penalty.
     3. Principal Payments. On each Monthly Settlement Date hereafter on which no Amortization Event or Potential Amortization Event (each, as defined in the Purchase Agreement) exists and is continuing, the Buyer shall pay to the Originator the outstanding principal balance of this Subordinated Note to the extent of the Buyer’s Available Cash (it being understood and agreed that any amount of principal which the Buyer is precluded from paying due to the existence and continuance of an Amortization Event or Potential Amortization Event or the lack of sufficient Available Cash shall become due and payable on the next Monthly

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Settlement Date on which no such condition persists). The Originator is authorized and directed by the Buyer to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by the Buyer, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of the Originator to make any such entry or any error therein shall expand, limit or affect the obligations of the Buyer hereunder. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Termination Date and may be repaid or prepaid at any time without premium or penalty.
     4. Subordination. The Originator shall have the right to receive, and the Buyer shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note, provided that, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Purchase Agreement) owned by the Buyer at such time exceeds the sum of (i) the Aggregate Unpaids (as defined in the Purchase Agreement) outstanding at such time under the Purchase Agreement, plus (ii) the aggregate outstanding principal balance of all loans made under this Subordinated Note. The Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, the Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Buyer owing to the Administrative Agent or any Purchaser under that certain Receivables Purchase Agreement, dated as of April 5, 2011 by and among the Buyer, Commercial Metals Company, as initial Servicer, the Purchasers from time to time party thereto, and Wells Fargo Bank, N.A., as the “Administrative Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrative Agent and each of the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Until the date on which the “Aggregate Invested Amount” outstanding under the Purchase Agreement has been repaid in full and all other obligations of the Buyer and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, the Originator shall not institute against the Buyer any proceeding of the type described in the definition of “Event of Bankruptcy” in the Sale Agreement unless and until the Termination Date has occurred. Should any payment, distribution or security or proceeds thereof be received by the Originator in violation of this Section 4, the Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Senior Claimants.
     5. Bankruptcy; Insolvency. Upon the occurrence of any Event of Bankruptcy involving the Buyer as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Invested Amount and the Senior Claim (including “Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Yield is an allowable claim in any such proceeding) before the Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of the Buyer of any kind or character, whether in cash, securities or other property, in any

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applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.
     6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent for the benefit of the Purchasers.
     7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
     8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. The Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.
     9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than the Originator without the prior written consent of the Administrative Agent, and any such attempted transfer shall be void.1

CMC RECEIVABLES, INC.

By:
Name:
Title:

[1]	Please note that this subordinated note may not be pledged without consent.

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Schedule
to
Subordinated Note
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

	Amount of		Unpaid
	Subordinated	Amount of Principal	Principal	Notation made
Date	Loan	Paid	Balance	by (initials)

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Exhibit VI
Form of Purchase Report
Form of Purchase Report
For the Settlement Period beginning [date] and ending [date]
TO: THE BUYER AND THE ADMINISTRATIVE AGENT (AS BUYER’S ASSIGNEE)

Aggregate Outstanding Balance of all Receivables sold during the period:	$	_____________				A

Less: Aggregate Outstanding Balance of all Receivables sold during such period which were not Eligible Receivables on the date when sold:	$	(____________	)			(B	)

Equals: Aggregate Outstanding Balance of all Eligible Receivables sold during the period (A – B):				$	___________	=C

Less: Purchase Price discount during the Period:	$	(____________	)			(D	)

Equals: Gross Purchase Price Payable during the period (C – D)				$	____________	=E

Less: Total Purchase Price Credits arising during the Period:	$	(____________	)			(F	)

Equals: Net Purchase Price payable during the Period (E – F):				$	____________	=G

Cash Purchase Price Paid to each Originator during the Period:	$	_____________				H
	$	_____________

Subordinated Loans made during the Period:	$	_____________				I

Repayments of Subordinated Loans received during the Period:	$	____________				J

Reduction of CMC’s equity in Buyer during the Period:	$	____________				K

Aggregate Outstanding Balance of Receivables contributed during the Period:	$	_____________				L

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Schedule A
Documents to be Delivered to Buyer
on or Prior to the Closing Date
     1. The Receivables Sale Agreement, duly executed by the parties thereto.
     2. A copy of the Credit and Collection Policy to attach to the Receivables Sale Agreement as an Exhibit.
     3. A certificate of the Secretary or Assistant Secretary of each of the Originators and the Performance Guarantor certifying:
     (a) A copy of the Resolutions of the Board of Directors of such Person, authorizing its execution, delivery and performance of the Transaction Documents to which it is a party;
     (b) A copy of its Organic Documents (certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the Closing Date); and
     (c) Good Standing Certificates for each of the Originators issued by the Secretary of State of formation or incorporation, in each case dated on or within thirty (30) days prior to the Closing Date.
     (d) The names and signatures of the officers authorized on the applicable Originators’ behalf to execute the Transaction Documents to which it is party.
     4. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each of the Originators dated on or within thirty (30) days prior to the Closing Date from the jurisdictions acceptable to the Buyer and its assigns.
     5. UCC-1 financing statements for each of the Originators in form suitable for filing in the State of formation or incorporation, as applicable naming the applicable Originator as the debtor/seller and the Administrative Agent as the total assignee of secured party and reasonably describing the Receivables Assets.
     6. UCC termination statements or amendments (if any), necessary to release all security interests and other rights of any Person in the Receivables Assets previously granted by any Originator and other related release documentation.
     7. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.
     8. One or more favorable opinions of legal counsel for the Originators and the Performance Guarantor reasonably acceptable to the Buyer (and the Administrative Agent, as the Buyer’s assignee) which addresses the following matters and such other matters as the Administrative Agent may reasonably request:
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     (a) valid existence, good standing, due authorization, execution, delivery, enforceability and other corporate matters with respect to each of the Originators and the Performance Guarantor;
     (b) the creation of a valid and perfected security interest in favor of the Buyer (and the Administrative Agent, for the benefit of the Purchasers and its assigns) in (i) all of the Receivables Assets and (ii) all proceeds of any of the foregoing;
     (c) the existence of a “true sale” of the Receivables from each of the Originators to the Buyer under this Agreement;
     (d) the inapplicability of the doctrine of substantive consolidation to the Buyer and the Originators, the Performance Guarantor and their respective Subsidiaries in connection with any bankruptcy proceeding involving any of the foregoing.
     10. A Compliance Certificate signed by one either chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer or assistant treasurer of each of the Originators and the Performance Guarantor certifying that, as of the Closing Date, no Termination Event or Unmatured Termination Event exists and is continuing.
     11. If applicable, executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement and the Transaction Documents.
     12. One separate executed Subordinated Note in favor of each of the Originators.
     13. The Performance Undertaking, duly executed by the Performance Guarantor in favor of the Buyer.
     14. If applicable, a direction letter executed by the Originators authorizing the Buyer (and the Administrative Agent, as its assignee) and directing warehousemen to allow the Buyer (and the Administrative Agent, as its assignee) to inspect and make copies from the Originators’ books and records maintained at off-site data processing or storage facilities.
     15. The Purchase Agreement, duly executed by each of the parties thereto, and delivery of all documents and opinions and payment of all fees, required thereunder.
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Schedule B
Provisions to be included in any pledge
          Stock of CMC Receivables Inc.; Limitation on Actions. The parties hereto acknowledge that the pledge hereunder of the capital stock (the “SPV Stock”) of CMC Receivables Inc., a Delaware corporation (“SPV”), and certain subordinated notes made by the SPV in favor of the Grantors (the “Subordinated Notes”) and, collectively with the SPV Stock, the “SPV Assets”), is prohibited by the terms of the Transaction Documents unless certain limitations with respect to the pledge of the SPV Assets are set forth herein. As used herein the term “Lenders’ Agent” shall refer to any entity acting as agent holding collateral under bank facility agreement for the benefit of certain lenders.
          To induce the Administrative Agent, on behalf of the Purchasers (collectively, the “Securitization Secured Parties”), to permit the pledge of the SPV Assets to any Lenders’ Agent, the parties hereto agree to the following limitations:
          (a) Notwithstanding anything to the contrary contained herein:
               (i) Prior to the Facility Termination Date, each the holders of any Subordinated Note (“Noteholders”) and the Lenders’ Agent agrees that it will not, without the prior written consent of the Administrative Agent, take any action adverse to the interests of the of the Securitization Secured Parties under or related to the Transaction Documents, including, without limitation, (i) exercising any voting rights with respect to the SPV Stock, (ii) foreclosing (whether by contractual, judicial or non-judicial foreclosure or otherwise) on the SPV Assets or exercise any other rights and remedies in respect of the SPV Assets, (iii) causing or consenting to (A) any amendment or other modification to the certificate of incorporation, by-laws or other organizational documents of SPV or to any Subordinated Note, (B) any merger, consolidation or other combination of SPV with or into any other Person or (C) any failure of SPV to perform or comply with the Receivables Sale Agreement including any of SPV’s payment obligations under the Receivables Sale Agreement, (iv) causing SPV to violate or breach any term or provision in any Transaction Document, (v) causing SPV to incur any debt, other than, in each case, as may be allowed in the Transaction Documents or (vi) otherwise taking any action which would compromise or call into question the intended bankruptcy-remote structure of the transactions contemplated by the Purchase Agreement and the other Transaction Documents;
               (ii) Prior to the Facility Termination Date, (A) in the event that any Noteholder or the Lenders’ Agent, receives any payments or funds constituting collateral under the Transaction Documents, such Noteholder or the Lenders’ Agent, as applicable, shall hold such payments or funds in trust for the benefit of the Administrative Agent, and shall promptly transfer such payments or funds to the Administrative Agent and (B) each of the Noteholders and the Lenders’ Agent, for itself and for the Lenders, agrees that, with respect to the SPV Assets, it will not, without the prior written consent of the Administrative Agent or as permitted under the Purchase Agreement, make or receive any dividends or distributions on such collateral;
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               (iii) Prior to the Facility Termination Date, (A) this Section __ shall not be amended, restated, supplemented or otherwise modified without the prior written consent of the Administrative Agent, at the reasonable discretion of the Administrative Agent, and the provisions of this Section ___ shall be contained in any agreement that amends and restates this Agreement and (B) each of the Noteholders and the Lenders’ Agent, for itself and for the Lenders agrees that no such party shall enter into any additional agreement that would adversely affect the rights of the Administrative Agent and/or the Securitization Secured Parties set forth in Section __ hereof; and
               (iv) Prior to the date that is one year and one day after the Facility Termination Date, each of Noteholders and the Lenders’ Agent agrees that it will not institute against, or join any other Person in instituting against, SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other jurisdiction;
               (v) Prior to the date that is one year and one day after the Facility Termination Date, neither any Noteholder nor the Lenders’ Agent nor any Lender shall object to or contest in any administrative, legal or equitable action or proceeding (including, without limitation, any insolvency, bankruptcy, receivership, liquidation, reorganization, winding up, readjustment, composition or other similar proceeding relating to any Originator (as defined in the Purchase Agreement) or SPV or their respective property) or object to or contest in any other manner (1) the interests of SPV and its successors and assigns in any of the assets transferred (or purported to be transferred) by any Originator to SPV pursuant to the Transaction Documents and/or (2) the interests of the Administrative Agent, and/or any of the Securitization Secured Parties in the Pool Assets or otherwise take any action which would compromise or call into questions the intended bankruptcy-remote structure of the transactions contemplated by the Purchase Agreement and the other Transaction Documents. Neither any Noteholder nor the Lenders’ Agent nor any lender shall object to or contest in any manner the receipt of any payment by the Administrative Agent and/or any of the Securitization Secured Parties with respect to the Pool Assets in accordance with the terms of the Transaction Documents for the satisfaction of the Receivables Obligations.
          (c) The provisions of this Section __ shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Receivables Obligations is rescinded or must otherwise be returned by the Administrative Agent or any of the lenders upon the insolvency, bankruptcy or reorganization of any Originator, the Performance Guarantor or SPV or otherwise, all as though such payment had not been made.
          (b) The Administrative Agent for the ratable benefit of the Securitization Secured Parties shall be a third-party beneficiary with respect to this Section ___.
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